FOR IMMEDIATE RELEASE

OPAL Fuels Inc. Announces Successful Warrant Exchange Offer

WHITE PLAINS, N.Y. – (December 19, 2022) – OPAL Fuels Inc. (“OPAL Fuels” or the “Company”) (Nasdaq: OPAL), a leading vertically integrated producer and distributor of renewable natural gas, today announced the expiration and results of its previously disclosed exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding (i) public warrants to purchase shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A common stock”), which warrants trade on The Nasdaq Capital Market (the “Nasdaq”) under the symbol “OPALW”(the “public warrants”), and (ii) private placement warrants to purchase shares of Class A common stock (the “private placement warrants” and, together with the public warrants, the “warrants”). The Offer and Consent Solicitation expired at 11:59 p.m., Eastern Time, on December 16, 2022. The purpose of the Offer and Consent Solicitation is to simplify the Company’s capital structure and reduce the potential dilutive impact of the warrants, thereby providing the Company with more flexibility for financing its operations in the future.

The Company has been advised that 13,240,756 warrants (including 4,209 warrants tendered through guaranteed delivery), or approximately 85.7% of the outstanding warrants, were validly tendered and not validly withdrawn prior to the expiration of the Offer and Consent Solicitation. The Company expects to accept all validly tendered warrants for exchange and settlement on or before December 21, 2022.

In addition, pursuant to the Consent Solicitation, the Company received the approval of parties representing approximately 96.5% of the outstanding public warrants and approximately 78.5% of the outstanding private placement warrants to amend the warrant agreement that governs the warrants (such amendment, the “Warrant Amendment”), which exceeds the threshold of 65% of each of the outstanding public warrants and outstanding private placement warrants required to effect the Warrant Amendment. Accordingly, the Company and Continental Stock Transfer & Trust Company entered into the Warrant Amendment, dated December 19, 2022, and the Company announced that it will exercise its right, in accordance with the terms of the Warrant Amendment, to exchange each warrant that is outstanding upon the closing of the Offer for 0.225 shares of Class A common stock per warrant, which is a ratio 10% less than the exchange ratio applicable to the Offer (the “Post-Offer Exchange”). The Company has fixed the date for the Post-Offer Exchange as December 23, 2022.

As a result of the completion of the Offer and the Post-Offer Exchange, no warrants will remain outstanding. Accordingly, the public warrants will be suspended from trading on the Nasdaq and will be delisted upon completion of the Post-Offer Exchange. The shares of Class A common stock will continue to be listed and trade on the Nasdaq under the symbol “OPAL.” Following completion of the Offer, there are approximately 28,981,579 shares of Class A common stock outstanding (an increase of approximately 12.9% from prior to the closing of the Offer) and following completion of the Post-Offer Exchange there will be approximately 29,477,870 shares of Class A common stock outstanding (an increase of approximately 14.8% from prior to the closing of the Offer and the Post-Offer Exchange).

The Company engaged BofA Securities as the dealer manager for the Offer and Consent Solicitation, D.F. King & Co., Inc. as the information agent for the Offer and Consent Solicitation, and Continental Stock Transfer & Trust Company served as the exchange agent for the Offer and Consent Solicitation.

About OPAL Fuels Inc.
OPAL Fuels Inc. (Nasdaq: OPAL) is a leading vertically integrated renewable fuels platform involved in the production and distribution of renewable natural gas (“RNG”) for the heavy-duty truck market. RNG is a proven low-carbon fuel that is rapidly decarbonizing the transportation industry now while also significantly reducing fuel costs for fleet owners. OPAL Fuels captures harmful methane emissions at the source and recycles the trapped energy into a commercially viable, lower-cost alternative to diesel fuel. The Company also develops, constructs, and services RNG and hydrogen fueling stations. As a producer and distributor of carbon-reducing fuel for heavy-duty truck fleets for more than a decade, OPAL Fuels delivers complete renewable solutions to customers and production partners.
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Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or OPAL Fuels’ (the “Company’s”) future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including, but not limited to, general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company’s quarterly report on Form 10-Q, and other filings it makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact information

Media
Jason Stewart
Senior Director Public Relations & Marketing
914-421-5336
jstewart@opalfuels.com

ICR, Inc.
OPALFuelsPR@icrinc.com

Investors
Todd Firestone
Vice President Investor Relations & Corporate Development
914-705-4001
investors@opalfuels.com

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